SECURITIES AND EXCHANGE COMMISSION

               WASHINGTON, DC  20549


          __________________________________

                         FORM 8-K

                       CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15 (d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



               Date of Report:  January 27, 1998

                    TRIGEN ENERGY CORPORATION


Delaware               1-13264                  13-3378939
---------           ----------------         ---------------
State of            Commission File No.      IRS Employer ID
Incorporation


One Water Street
White Plains, NY                                  10601
-------------------                          --------------
Address of Principal                              Zip Code
Executive Offices


   914-286-6600
-------------------
Registrant's telephone number

Item 2.   Acquisition of Assets.

     (a) On January 22, 1998, the registrant, Trigen Energy Corporation (Trigen) acquired all of the capital stock of Power Sources, Inc. (PSI), a privately held North Carolina corporation, pursuant to a Stock Purchase Agreement in a transaction with a total value of approximately $63 million. This transaction value consisted of the following elements: Trigen paid to the Sellers, for the capital stock of PSI, a cash consideration of $28,865,171. Trigen also paid $11,667,000 pursuant to a Noncompetition Agreement with the Sellers.

     The acquisition included bank debt of PSI in the amount of $7,145,000 and also contractual (project construction) obligations of PSI estimated to be $14,944,000. In addition to said consideration, Trigen has committed to the installation of plant efficiency enhancements, consisting of Trigen Ewing back pressure turbines, valued at $800,000.

     The Sellers were PSI's two shareholders, ChemFirst, Inc., a Mississippi corporation, and Canal Industries, Inc., a South Carolina corporation.

     The source of the cash portion of the acquisition consideration was Trigen's general corporate revolving line of credit with Societe Generale.

     (b) PSI owns and operates seven biomass-to-energy plants, producing steam for industrial customers from renewable biomass fuels including wood residues, rice hulls, cotton waste and paper mill sludge. PSI's customers, all under long term contracts, include Baxter Healthcare, Kimberly Clark, Cargill, National Textiles LLC and Broyhill Furniture, at facilities located in Mississippi, North Carolina, South Carolina and Tennessee. An eighth plant will be built in Georgia to serve a Gilman Paper facility under a long term contract.


Item 7.  Financial Statements and Exhibits

     The Stock Purchase Agreement between Trigen and the Sellers is filed herewith as an exhibit to this report.

     It is impractical to file finanical statements and pro forma financial information at this time but such filing will be made by amendment not later than sixty days herefrom.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIGEN ENERGY CORPORATION


Date: January 27, 1998        By: /s/ Thomas R. Casten
                              ____________________________
                              Thomas R. Casten, President

               TRIGEN ENERGY CORPORATION


                    Index of Exhibits

Exhibit                       Description
-------                       -----------

2.3*      --   Stock Purchase Agreement, dated December 9, 1997,
               between Canal Inustries, Inc and ChemFirst Inc.
               as Sellers, and Trigen Energy Corporation, as Buyer.

______________________
*   Filed herewith.

                    Omitted Schedules
                    -----------------

The following schedules as described below have been omitted from this filing. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon its request.


                         SCHEDULES

Schedule 1.1      Permitted Exceptions
Schedule 2.4      Sample Working Capital Computation
Schedule 2.6      Sludge Service and Steam Sales Agreement
                    and Projections (Draft)
Schedule 5.4      Violations and Conflicts
Schedule 5.5      Schedule of Insurance
Schedule 5.7      Certain Changes
Schedule 5.9      Real Property
Schedule 5.10     Fixed Assets
Schedule 5.11     Intellectual Property
Schedule 5.13     Material Contracts
Schedule 5.14     Litigation
Schedule 5.15     Violations of Law
Schedule 5.16     Permits
Schedule 5.17     Environmental Matters
Schedule 5.18     Taxes
Schedule 5.19     Labor Relations
Schedule 5.20     Employee Plans